As filed with the Securities and Exchange Commission on September 10, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLIANT TECHSYSTEMS INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-1672694 (I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400
Arlington, Virginia 22209
(703) 412-5960
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Scott D. Chaplin
Senior Vice President,
General Counsel and Secretary
Alliant Techsystems Inc.
1300 Wilson Boulevard, Suite 400
Arlington, Virginia 22209
(703) 412-5960
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig F. Arcella
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474–1000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered Proposed Maximum Offering Price Per Unit Proposed Maximum Registration Fee Price Amount of Registration Fee
Debt Securities
Common Stock
Preferred Stock
Depositary Shares(3)	(2)
Guarantees of Debt Securities(4)
Total

(1)	Any securities registered hereunder may be sold separately or as units comprising more than one type of security registered hereunder.
(2)
An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.  In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.

(3)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.
(4)	No separate consideration will be received for any guarantee of debt securities. Accordingly, pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required.

TABLE OF ADDITIONAL REGISTRANTS

The address of the principal executive offices of each of the additional registrants listed below, and the name and address of their agent for service, is the same as is set forth for Alliant Techsystems Inc. on the facing page of this registration statement.

Name	Jurisdiction of Incorporation	I.R.S. Employee Identification Number

Alliant Techsystems Operations LLC	Delaware	27-4026908
ATK Commercial Ammunition Company Inc.	Delaware	41-2022465
ATK Commercial Ammunition Holdings Company Inc.	Delaware	20-4048077
ATK Launch Systems Inc.	Delaware	36-2678716
ATK Space Systems Inc.	Delaware	33-0517898
Caliber Company	Delaware	45-4146620
Eagle Industries Unlimited, Inc.	Missouri	43-1255338
Eagle Mayaguez, LLC	Missouri	26-1285554
Eagle New Bedford, Inc.	Missouri	26-1274585
Federal Cartridge Company	Minnesota	41-0252320
Savage Arms, Inc.	Delaware	76-0246017
Savage Range Systems, Inc.	Delaware	76-0335415
Savage Sports Corporation	Delaware	04-3294159
Savage Sports Holdings, Inc.	Delaware	20-1548956

PROSPECTUS

ALLIANT TECHSYSTEMS INC.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

GUARANTEES OF DEBT SECURITIES

We may offer and sell, from time to time in amounts, at prices and on terms that will be determined at the time of sale:

•	senior or subordinated debt securities;

•	shares of our common stock;

•	shares of our preferred stock;

•	depositary shares of preferred stock; and

•	guarantees of debt securities.

Each time any securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus.  The prospectus supplement will contain more specific information about the offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.  You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “ATK.”

Investing in our securities involves risks.  See “Risk Factors” on page 7 of this prospectus.  You should read carefully and consider the risk factors described in any accompanying prospectus supplement and in the documents that we incorporate or that are deemed to be incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.  We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities.  If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.  Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated September 10, 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”).  By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.  The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus.  These summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, and you should review the full text of these documents.  The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the offering and the means of distribution of the securities.  The prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.  You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless we have indicated otherwise, references in this prospectus to “ATK,” “we,” “us” and “our” or similar terms are to Alliant Techsystems Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” and, in accordance with these requirements, we file reports, proxy statements and other information relating to our business, financial condition and other matters with the Securities and Exchange Commission (the “SEC”).  We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters.

Our SEC filings are available to the public from the SEC’s web site at www.sec.gov or from our web site at www.atk.com.  However, the information on our web site does not constitute a part of this prospectus.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information.

Reports, proxy statements and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.  This information also may be obtained from us as described below.

The SEC permits us to incorporate by reference into this prospectus specific documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents, which are considered part of this prospectus.  The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below that we have filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•
Our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 (including the portions of our definitive proxy statement, filed June 14, 2013, that are specifically incorporated by reference therein);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013; and

•	Our Current Reports on Form 8-K dated July 30, 2013 and September 4, 2013.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offerings of all of the securities covered by this prospectus have been completed.  We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph (included in our Annual Report on Form 10-K) or any information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K, including exhibits relating to those disclosures, or certain exhibits furnished pursuant to Item 9.01 of any Current Report on Form 8-K.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

The information related to us contained in this prospectus and any prospectus supplement should be read together with the information contained in the documents incorporated by reference.

You may obtain without charge, upon the written or oral request of any such person, a copy of any or all of the documents incorporated into this prospectus by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents, or referred to in this prospectus.  Requests should be directed to:

Thomas G. Sexton
Vice President and Treasurer
Alliant Techsystems Inc.
1300 Wilson Boulevard, Suite 400
Arlington, Virginia 22209
(952) 351-5597
E-mail:  Thomas.Sexton@ATK.COM

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements made and information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein, excluding historical information, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements give our current expectations or forecasts of future events.  Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project” or “continue,” and similar expressions, are used to identify forward-looking statements.  They can be affected by assumptions used or by known or unknown risks or uncertainties.  Consequently, no forward-looking statements can be guaranteed.  Actual results may vary materially.  You are cautioned not to place undue reliance on any forward-looking statements.  You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties.  Any of the following factors may impact the achievement of results:

•	reductions or changes in NASA or U.S. Government military spending and budgetary policies, including impacts of sequestration under the Budget Control Act of 2011, and sourcing strategies;

•	intense competition;

•	increases in costs, which we may not be able to react to due to the nature of our U.S. Government contracts;

•	changes in cost and revenue estimates and/or timing of programs;

•	the potential termination of U.S. Government contracts and the potential inability to recover termination costs;

•	reduction or change in demand for commercial ammunition and firearms, including the risk that placed orders exceed actual customer requirements;

•	risks associated with expansion into commercial markets;

•	actual pension and other postretirement plan asset returns and assumptions regarding future returns, discount rates, service costs, mortality rates, and health care cost trend rates;

•	greater risk associated with international business;

•	other risks associated with U.S. Government contracts that might expose our company to adverse consequences;

•	costs of servicing our debt, including cash requirements and interest rate fluctuations;

•	security threats, including cybersecurity and other industrial and physical security threats, and other disruptions;

•	supply, availability, and costs of raw materials and components, including commodity price fluctuations;

•	government laws and other rules and regulations applicable to our company, such as procurement and import-export control, and federal and state firearms and ammunition regulations;

•	the novation of U.S. Government contracts;

•	performance of our subcontractors;

•	development of key technologies and retention of a qualified workforce;

•	fires or explosions at any of our facilities;

•	environmental laws that govern past practices and rules and regulations, noncompliance with which may expose our company to adverse consequences;

•	impacts of financial market disruptions or volatility to our customers and vendors;

•
results of acquisitions or other transactions, including our ability to successfully integrate acquired businesses and realize anticipated synergies, cost savings and other benefits, and costs incurred for pursuits and proposed acquisitions that have not yet or may not close;

•	unanticipated changes in the tax provision or exposure to additional tax liabilities; and

•	the costs and ultimate outcome of litigation matters and other legal proceedings.

This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business.  Additional information regarding certain of these factors is contained in our filings with the Securities and Exchange Commission, especially on Forms 10-K, 10-Q and 8-K.  All such risk factors are difficult to predict and contain material uncertainties that may affect actual results and may be beyond our control.

THE COMPANY

We are an aerospace, defense and shooting sports products company with operations in 21 states, Puerto Rico and internationally.  We deliver affordable innovation in developing and manufacturing highly engineered products and solutions to the U.S. Government, allied nations, prime contractors and commercial customers within the U.S. and around the world.  We are a leading producer of solid rocket propulsion systems and a leading supplier of military and commercial aircraft structures. We also specialize in small and micro-satellites, satellite components and subsystems, and lightweight space deployables and solar arrays. We are an industry leader in ammunition, precision and strike weapons, missile-warning solutions and tactical rocket motors. We develop advanced capabilities for fuzing and warheads, weaponized special-mission aircraft and propulsion/controls. We also bring expertise in defense facility management and modernization. We are an established market leader in sporting and law enforcement ammunition, tactical and shooting accessories and long guns. We provide leading brands to sport-shooting enthusiasts, law enforcement professionals and military and tactical markets worldwide.

As of June 30, 2013, we operated in three business segments.  These operating segments are defined based on the reporting and review process used by our chief executive officer and other management.  As of June 30, 2013, our three operating groups are:

•
Aerospace Group (29% of external sales in the fiscal year ended March 31, 2013 (“fiscal 2013”) and 28% of external sales in the fiscal quarter ended June 30, 2013).  The Aerospace Group is one of the world’s top producers of solid rocket propulsion systems and a supplier of military and commercial aircraft structures.  Through this segment, we develop and produce rocket motor systems for human and cargo launch vehicles, conventional and strategic missiles, missile defense interceptors, small and micro-satellites, satellite components, structures and subsystems, lightweight space deployables and solar arrays, and provide engineering and technical services.  Additionally, the Aerospace Group operates in the military and commercial aircraft and launch structures markets and has extensive experience supporting human and space payload missions.  Other products include ordnance, such as decoy and illuminating flares.

•
Defense Group (45% of external sales in fiscal 2013 and 39% of external sales in the fiscal quarter ended June 30, 2013).  The Defense Group develops and produces military small-, medium-, and large-caliber ammunition, precision munitions, gun systems and propellant materials.  It also operates the U.S. Army ammunition plant in Independence, Missouri and a Naval Sea Systems Command facility in Rocket Center, West Virginia.  The Defense Group is a leader in tactical solid rocket motor development and production for a variety of air-, sea- and land-based systems.  The Defense Group serves a variety of domestic and international customers in the defense, aerospace, security and energy markets in a prime contractor, partner or supplier role.  The Defense Group is also home to our missile defense interceptor capabilities, airborne missile warning systems, advanced fuzes and defense electronics, and includes the production of the U.S. Navy’s Advanced Anti-Radiation Guided Missile and the Multi-Stage Super Sonic Target and development of advanced air-breathing propulsion systems and special mission aircraft for specialized applications.

•
Sporting Group (26% of external sales in fiscal 2013 and 33% of external sales in the fiscal quarter ended June 30, 2013).  The Sporting Group is an established leader in sporting and law enforcement ammunition and shooting accessories for sports enthusiasts, the U.S. Government and international markets.  Our ammunition brands include Federal Premium, CCI, Fusion, Speer, Estate Cartridge and Blazer.  Our accessories brands include BLACKHAWK!, Alliant Powder, RCBS, Champion targets and shooting equipment, Gunslick Pro and Outers gun-care products and Weaver optics and mounting systems. On June 21, 2013, we acquired Caliber Company, parent company of Savage Sports Corporation, one of the world’s largest manufacturers of hunting rifles and shotguns, delivering innovative products for more than 120 years. Operating under the brand names of Savage Arms, Stevens, and Savage Range Systems, the company designs, manufactures and markets centerfire and rimfire rifles, shotguns and shooting range systems used for hunting as well as competitive and recreational target shooting.

We conduct a portion of our business through our wholly-owned subsidiaries.  These subsidiaries may act as guarantors of debt securities we issue.

The mailing address of our principal executive offices is 1300 Wilson Boulevard, Suite 400, Arlington, VA 22209.  Our telephone number is (703) 412-5960.

RISK FACTORS

Investing in the securities to be offered by this prospectus and any prospectus supplement involves risk.  When considering an investment in any of our securities, you should consider carefully all of the risk factors described in our filings with the SEC referred to under the heading “Where You Can Find More Information” as well as any risks that may be set forth in the prospectus supplement relating to a specific offering and the other information included or incorporated by reference in this prospectus and the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our historical ratio of earnings to fixed charges for each of the five most recent fiscal years and for the three months ended June 30, 2013 and July 1, 2012.  For the purposes of calculating the ratio of earnings to fixed charges, “earnings” represents income from continuing operations before interest, loss on extinguishment of debt, income taxes and noncontrolling interest, plus fixed charges.  “Fixed charges” consist of interest expense, including amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

	For the Three Months Ended		Fiscal
	June 30,	July 1,
	2013	2012	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	8.33	6.69	5.99	4.97	5.37	5.90	4.03

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes.  General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries.  Net proceeds may be temporarily invested prior to use.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

We may offer and sell, at any time and from time to time:

•	senior or subordinated debt securities;

•	shares of our common stock;

•	shares of our preferred stock;

•	depositary shares of preferred stock;

•	guarantees of debt securities; or

•	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale.  We may issue debt securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus.  When particular securities are offered, a supplement to this prospectus will be filed with the SEC that will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF THE DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time.  The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement.  We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus.  As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section.  If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control.  As a result, the statements we make in this section may not apply to the debt security you purchase and you should refer to both the prospectus supplement relating thereto and to the following description.

As used in this “Description of the Debt Securities,” the “Company” refers to Alliant Techsystems Inc. and does not, unless the context otherwise indicates, include our subsidiaries.  Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

The debt securities that we offer will be either senior debt securities or subordinated debt securities (including any debt securities that are senior subordinated debt securities).  We will issue senior debt securities under an indenture, which we refer to in this prospectus as the “senior indenture,” to be entered into between us and the trustee named in the applicable prospectus supplement.  We will issue subordinated debt securities under the Subordinated Indenture, dated as of March 15, 2006, between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as trustee, which we refer to in this prospectus as the “subordinated indenture.”  We refer to both the senior indenture and the subordinated indenture as the “indentures,” and to each of the trustees under the indentures as a “trustee.”  In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the applicable indenture.  The following discussion of certain provisions of the indentures is a summary only and should not be considered a complete description of the terms and provisions of the indentures.  You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities.  The subordinated indenture and the form of the senior indenture have been filed as exhibits to the registration statement of which this prospectus is a part.  The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended.

The senior debt securities will be unsubordinated obligations of the Company.  They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement.  The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt.  See “—Subordination of Debt Securities.” The subordinated debt securities will rank equally with each other and all other subordinated debt, unless otherwise indicated in the applicable prospectus supplement.  We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities will not be guaranteed by, and therefore will not constitute obligations of, our subsidiaries.  Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries.  Consequently, in the event of a liquidation or reorganization of any non-guarantor subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company’s claims would still be subordinate to any claims that are secured by security interests in the assets of such subsidiary and any debt of such subsidiary that is senior to the claim that is held by the Company.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time.  Unless otherwise provided in the applicable prospectus supplement, we may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series.  All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the prospectus supplement for the series.

Reference is made to the applicable prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

(1)  the title of the debt securities;

(2)  any limit upon the aggregate principal amount of the debt securities;

(3)  the price at which we will issue the debt securities;

(4)  if other than 100% of the principal amount, the portion of their principal amount payable upon maturity of the debt securities;

(5)  the date or dates on which the principal of the debt securities will be payable (or method of determination thereof);

(6)  the rate or rates (or method of determination thereof) at which the debt securities will bear interest (including any interest rates applicable to overdue payments), if any, the date or dates from which any such interest will accrue and on which such interest will be payable, the record dates for the determination of the holders to whom interest is payable, and the dates on which any other amounts, if any, will be payable;

(7)  if other than as set forth herein, the place or places where the principal of, premium and other amounts, if any, and interest, if any, on the debt securities will be payable;

(8)  the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

(9)  our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which securities of the series shall be redeemed, purchased or repaid, in whole or in part;

(10)  the denominations in which the debt securities shall be issuable;

(11)  the form of such debt securities, including such legends as required by law or as we deem necessary or appropriate, and the form of temporary global security that may be issued;

(12)  whether the debt securities are convertible into or exchangeable for other securities of the Company and, if so, the terms and conditions of such conversion or exchange;

(13)  whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

(14)  whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee;

(15)  the ranking of such debt securities as senior debt securities or subordinated debt securities;

(16)  if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which the debt securities may be purchased and in which payments on the debt securities will be made (which currencies may be different for payments of principal, premium or other amounts, if any, and/or interest, if any);

(17)  if the debt securities will be secured by any collateral, a description of the collateral and the terms and conditions of the security and realization provisions;

(18)  the provisions relating to any guarantee of the debt securities, including the ranking thereof;

(19)  the ability, if any, to defer payments of principal, interest, or other amounts; and

(20)  any other specific terms or conditions of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms that may be required by or advisable under applicable laws or regulations.

“Principal” when used herein includes any premium on any series of the debt securities.

Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities may be made at our option by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register.  Interest on the debt securities will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.

The debt securities may be issued only in fully registered form and, unless otherwise provided in the prospectus supplement relating to any debt securities, in minimum denominations of $1,000 and any integral multiple thereof.  Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.  No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

The indentures require the annual filing by the Company with the trustee of a certificate as to compliance with certain covenants contained in the indentures.

The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Subordination of Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness.  The terms will include a description of:

(1)  the indebtedness ranking senior to the debt securities being offered;

(2)  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

(3)  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

(4)  the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Subsidiary Guarantees

Our obligations to pay the principal of, premium, if any, and interest on any debt securities may be fully and unconditionally guaranteed on a joint and several basis by any of the subsidiary guarantors as described in the applicable prospectus supplement.  The obligations of each subsidiary guarantor will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the subsidiary guarantee, as it relates to that subsidiary guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Covenants

We will set forth in the prospectus supplement any covenants applicable to any issue of debt securities, which may include covenants that restrict, among other things, our and our subsidiaries’ ability to:

(1)  pay dividends and make other distributions with respect to capital stock, purchase, redeem or retire capital stock, make certain payments, and make investments;

(2)  incur additional debt and issue preferred stock;

(3)  sell assets;

(4)  enter into transactions with affiliates;

(5)  incur liens;

(6)  engage in certain business activities; and

(7)  engage in mergers or consolidations.

Consolidation, Merger, Sale or Conveyance

Unless otherwise provided in the prospectus supplement relating to any debt securities, the Company may not consolidate with, merge with or into or sell, convey or lease all or substantially all of its assets to any person unless the Company is the surviving corporation or the successor person is a corporation organized under the laws of any domestic jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and, after giving effect thereto, no material default shall have occurred.

Events of Default

Except as otherwise set forth in the prospectus supplement relating to any debt securities, an Event of Default with respect to the debt securities of any series is defined in the indentures as:

(1)  default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)  default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise; or

(3)  specified events of bankruptcy, insolvency or reorganization of the Company or, as specified in the relevant prospectus supplement, certain subsidiaries of the Company.

Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.

The foregoing Events of Default will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If a default occurs and is continuing with respect to debt securities of a series and is known to the trustee, the trustee must mail to each holder of such debt securities notice of the default within the earlier of 90 days after it occurs and 30 days after it is actually known to a trust officer or written notice of it is received by the trustee at its corporate trust office.  If an Event of Default relating to specified events of bankruptcy, insolvency or reorganization of the Company occurs, the principal and interest on all the debt securities of such series will become immediately due and payable without any declaration or other act on the part of the trustee or any holders of such series.  Except in the case of a default in the payment of principal of, premium, if any, or interest on any note, including payments pursuant to the redemption provisions of such note, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding such notice is in the interests of the holders of such series of debt securities.  In addition, the Company will be required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the officers signing such certificate on behalf of the Company know of any default with respect to the debt securities of any series that occurred during the previous year.  The Company will also be required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute certain Events of Default with respect to the debt securities of any series, their status and what action the Company is taking or proposes to take in respect thereof.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, the indentures provide that, if an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganizations of the Company) with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding by notice to the Company may declare the principal amount of all debt securities of such series and accrued and unpaid interest to be due and payable immediately, but upon certain conditions such declaration may be annulled.  Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

Subject to the provisions of the indentures relating to the duties of the trustee, in case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee security or indemnity reasonably satisfactory to it.  The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.

Except to enforce the right to receive payment of principal, premium, if any, or interest with respect to any series of debt securities when due, no holder of any series may pursue any remedy with respect to the indenture or the notes of such series unless:

(1)  such holder has previously given the trustee notice that an Event of Default under such series of debt securities is continuing;

(2)  holders of at least 25% in principal amount of the outstanding notes of such series have requested the trustee in writing to pursue the remedy;

(3)  such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)  the holders of a majority in principal amount of the outstanding notes of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

Additional terms and conditions with respect to the rights of holders of the debt securities of a particular series and the rights and obligations of the trustee, in each case, in connection with a default or Event of Default, may be specified in the relevant prospectus supplement.

Satisfaction and Discharge of Indentures

Unless otherwise provided in the relevant prospectus supplement, any indenture will be discharged, and will cease to be of further effect, as to debt securities of any series issued thereunder when:

(1)  all outstanding debt securities of such series (other than the debt securities replaced or paid) have been canceled or delivered to the trustee for cancellation; or

(2)  all outstanding debt securities of such series have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption or will become due and payable within one year, and the Company irrevocably deposits with the trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the trustee (which opinion shall only be required to be delivered if U.S. Government Obligations have been so deposited), to pay the principal of and interest on the outstanding debt securities of such series when due at maturity or upon redemption thereof, including interest thereon to maturity or such redemption date (other than debt securities replaced or paid);

and, in either case the Company pays all other sums payable under the applicable indenture by it with respect to the debt securities of such series.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

Modification of the Indentures

The indentures contain provisions permitting the Company and the trustee thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the applicable indenture affected thereby, to execute supplemental indentures adding certain provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series; provided that, unless otherwise provided in the relevant prospectus supplement, no such supplemental indenture may:

(1)  extend the final maturity date of any debt security of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption or repurchase thereof or change the time at which any debt security may be redeemed, or impair or affect the right of any holder of debt securities to receive payment of principal of, and interest on, such debt securities or to institute suit for the enforcement of any payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, in each case, without the consent of each affected holder of debt securities of such series;

(2)  reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of each affected holder of debt securities of such series; or

(3)  reduce the amount of principal payable upon acceleration of the maturity date of any original issue discount security, without the consent of each affected holder of debt securities of such series.

Additional amendments requiring the consent of each holder affected thereby may be added for the benefit of holders of certain series of debt securities and, if added, will be described in the prospectus supplement relating to such debt securities.

Additionally, in certain circumstances prescribed in the indenture governing the relevant series of debt securities, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities.

Defeasance

Unless otherwise provided in the relevant prospectus supplement, the Company may at any time terminate all its obligations under the debt securities of any series and the relevant indenture with respect to such series (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of such debt securities.

In addition, unless otherwise provided in the relevant prospectus supplement, the Company may at any time terminate its obligations under certain covenants and the operation of certain Events of Default provisions (“covenant defeasance”) upon satisfaction of certain conditions described below.

In the event that the Company exercises its legal defeasance option or its covenant defeasance option, any subsidiary that guarantees debt securities of such series will be released from all of its obligations with respect to its guarantee.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

Unless otherwise provided in the prospectus supplement, in order to exercise either defeasance option with respect to debt securities of any series, the Company must irrevocably deposit in trust (the “defeasance trust”) with the trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, premium, if any, and interest on, the debt securities of such series to redemption or maturity, as the case may be, and must comply with specified other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and holders will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

Additional terms and conditions with respect to the Company’s legal defeasance and covenant defeasance options may be specified in the relevant prospectus supplement.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a “Debt Depository”) identified in the applicable prospectus supplement.  Global securities may be issued in either registered or bearer form and in either temporary or permanent form.  Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.  Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the paying agent under the applicable indenture, and then forwarded to the Debt Depository.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee.  We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities.  Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture.  Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture.  The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, we do not appoint a successor Debt Depository within 90 days, we will issue individual debt securities in certificated form in exchange for the global securities.  In addition, we may determine, at any time and subject to the procedures of DTC, not to have any debt securities represented by one or more global securities, and, in such event, will issue individual debt securities in certificated form in exchange for the relevant global securities.  Beneficial interests in global securities will also be exchangeable for individual debt securities in certificated form in the event of a default or an Event of Default or upon prior written notice to the trustee by or on behalf of DTC or at the request of the owner of such beneficial interests, in accordance with the indenture.  In any of the foregoing circumstances, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in its name.  Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities that its participants (“Participants”) deposit with DTC.  DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates.  Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Direct Participants”), some of whom (and/or their representatives) own the depositary.  Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).  The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records.  The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn recorded on the Direct and Indirect Participants’ records.  A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the action.  Transfers of ownership interests in debt securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.  Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except as described above.

To facilitate subsequent transfers, the debt securities are registered in the name of DTC’s partnership nominee, Cede & Co.  The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership.  DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners.  The Participants remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities.  Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Principal and interest payments, if any, on the debt securities will be made to DTC.  DTC’s practice is to credit Direct Participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on the payment date.  Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to Direct Participants is DTC’s responsibility, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee.  Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository).  In that event, debt security certificates will be printed and delivered.

We have obtained the information in this section concerning DTC and its operations and procedures from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

Trustee

Unless otherwise specified in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. is to be the trustee under the indentures.  The Company and its subsidiaries may maintain accounts and conduct other banking transactions with affiliates of the trustee.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, as such, will have any liability for any obligations of the Company under the debt securities of any series or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder of debt securities of any series by accepting such debt securities waives and releases all such liability.  The waiver and release are part of the consideration for issuance of such securities.  The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 180,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share.  As of July 28, 2013, 32,016,617 shares of the Registrant’s common stock, par value $0.01 per share, were outstanding and no shares of preferred stock were outstanding.

The following descriptions are summaries of the material terms of our capital stock.  You should refer to the applicable provisions of the Delaware General Corporation Law, our restated certificate of incorporation, our bylaws, the applicable prospectus supplement and, in the case of any series of preferred stock, the applicable certificate of designation for such series of preferred stock for additional information about our capital stock.  See “Where You Can Find More Information.”

Common Stock

Subject to the restrictions described below, the holders of our common stock are entitled to receive dividends from funds legally available when, as and if declared by our board of directors, and are entitled upon our liquidation, dissolution or winding up to receive pro rata our net assets after satisfaction in full of the prior rights of our creditors and holders of any preferred stock.

Except as otherwise provided by law or stated below, the holders of common stock are entitled to one vote for each share held on all matters as to which stockholders are entitled to vote, voting jointly as a single class with the holders of shares of cumulative preference stock (without regard to series).  The holders of common stock do not have cumulative voting rights.  The holders of common stock do not have any preferential, subscriptive or preemptive rights to subscribe to or purchase any new or additional issue of shares of any class of stock or of securities convertible into our stock or any conversion rights with respect to any of our securities.  Our common stock is not subject to redemption.  All of our issued and outstanding common stock is fully paid and non-assessable.

Preferred Stock

Our restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including the following:

•	the designation of the series;

•	the rate and time of, and conditions and preferences with respect to, dividends, and whether the dividends will be cumulative;

•	the voting rights, if any, of shares of the series;

•	the price, timing and conditions regarding the redemption of shares of the series and whether a sinking fund will be established for the series;

•	the rights and preferences of shares of the series in the event of voluntary or involuntary dissolution, liquidation or winding up of our affairs; and

•	the right, if any, to convert or exchange shares of the series into or for stock or securities of any other series or class.

Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock, or “depositary shares,” rather than full shares of preferred stock.  In that event, we will issue receipts for depositary shares, and each receipt will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement to be entered into between us and the depositary named in the applicable prospectus supplement.  The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts.  Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to all the rights and preferences of the preferred stock, including dividend, voting, redemption, subscription and liquidation rights.  The terms of any depositary shares will be described in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC.  You should carefully read the applicable prospectus supplement, the deposit agreement and the depositary receipt attached to the deposit agreement for a more complete description of the terms of the depositary shares.

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted.  The depositary will redeem or convert the depositary shares from the proceeds it receives from the corresponding redemption or conversion of the applicable series of preferred stock.  The redemption or conversion price per depositary share will be equal to the applicable fraction of the redemption or conversion price per share on the applicable series of preferred stock.  If less than all the depositary shares are to be redeemed or converted, the depositary will select which shares are to be redeemed or converted by lot on a pro rata basis or by any other equitable method as the depositary may decide.

After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding.  When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

We will pay all fees, charges and expenses of the depositary, including the initial deposit of preferred stock and any redemption of the preferred stock.  Holders of depositary shares will pay taxes and any other charges as are stated in the deposit agreement for their accounts.

Limitations on Liability and Indemnification of Officers and Directors

Our restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, none of our directors will be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duties.  The provision effectively eliminates our rights and the rights of our stockholders to recover monetary damages against a director for breach of fiduciary duty as a director.  This provision does not, however, exonerate directors from liability under federal securities laws or for (1) breach of a director’s duty of loyalty to us or to our stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (3) specified willful or negligent acts relating to the payment of dividends or the repurchase or redemption of securities or (4) any transaction from which a director has derived an improper personal benefit.

Purposes and Effects of Certain Provisions of Our Restated Certificate of Incorporation

General

Our restated certificate of incorporation contains provisions that could make more difficult the acquisition of control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise.  Set forth below is a description of such provisions.  This description is intended as a summary only and is qualified in its entirety by reference to our restated certificate of incorporation, the form of which is included as an exhibit to our annual report on Form 10-K, which is incorporated by reference into this registration statement.

Preferred Stock

We believe that the availability of the preferred stock under our restated certificate of incorporation will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise.  Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting.  The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed.  Our board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt.  For instance, subject to applicable law, series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block a proposed transaction.  Our board of directors will make any determination to issue shares based on its judgment as to our and our stockholders’ best interests.  Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Fair Price Provision

Article TENTH of our restated certificate of incorporation requires the approval of a majority of our outstanding shares of voting stock, excluding voting stock held by any “interested stockholder,” defined generally as the beneficial owner of more than 10% of our voting stock, in addition to any class vote required by law or otherwise, as a condition of specified business combinations, which are defined as transactions with or for the benefit of an interested stockholder, except in cases in which either specified price criteria and procedural standards are satisfied or the transaction is approved by a majority of our directors who are not affiliated with the interested stockholder and each of whom either was one of our directors prior to the time the interested stockholder became an interested stockholder or was recommended or elected by a majority of these directors.  The price criteria under Article TENTH relate to the minimum value to be paid to the holders of our common stock and the procedural standards relate to:

•	preservation of the dividend rate on our common stock;

•	limitations on an interested stockholder’s acquisition of additional shares of our capital stock and the receipt from us of loans, financial assistance or tax advantages;

•	disclosure to our stockholders in connection with a proposed business combination; and

•	limitations on major changes in our business or equity capital structure.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law.  Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time of the transaction in which the person or entity became an interested stockholder, unless:

•	prior to that time, either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation, excluding for this purpose shares owned by persons who are directors and also officers of the corporation and by specified employee benefit plans; or

•
at or after such time the business combination is approved by the board of directors of the corporation and by the affirmative vote, and not by written consent, of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

For the purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.  An “interested stockholder” is a person who, together with affiliates and associates, owns or within the immediately preceding three years did own 15% or more of the corporation’s voting stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

DESCRIPTION OF THE GUARANTEES

The debt securities may be guaranteed by certain of our subsidiaries, if so provided in the applicable prospectus supplement.  The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released.  Any guarantees will be joint and several and full and unconditional obligations of the guarantors.  The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale.  We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the relevant prospectus supplement.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

•
Over-allotment involves sales by an underwriter of shares in excess of the number of shares an underwriter is obligated to purchase, which creates a syndicate short position.  The short position may be either a covered short position or a naked short position.  In a covered short position, the number of shares over-allotted by an underwriter is not greater than the number of shares that it may purchase in the over-allotment option.  In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option.  An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions.  In determining the source of shares to close out the short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.  If an underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market.  A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock.  As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.  These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

VALIDITY OF THE SECURITIES

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Cravath, Swaine & Moore LLP, New York, New York, will provide opinions regarding the authorization and validity of the securities.  Doris K. Tuura, Esq., our Assistant General Counsel, will provide an opinion regarding certain matters under Minnesota law and Lathrop & Gage LLP will provide an opinion regarding certain matters under Missouri law.  Any underwriters may also be represented by their own counsel and that counsel will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended March 31, 2013 and the effectiveness of the Company’s internal control over financial reporting as of March 31, 2013 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Part II
Information Not Required In Prospectus

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the distribution of the securities being registered.  All amounts are estimated.

SEC registration fee	(1)
Printing and engraving expenses	(2)
Legal fees	(2)
Accounting fees	(2)
Rating Agency Fees	(2)
Trustee Fees	(2)
Miscellaneous expenses	(2)
Total	(2)

(1)	Deferred in reliance on Rules 456(b) and 457(v) under the Securities Act.

(2)
As the amount of the securities to be issued, offered and sold pursuant to this registration statement is indeterminate, the actual amount of such fees and expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.

Item 15.  Indemnification of Directors and Officers.

Alliant Techsystems Inc.

Delaware General Corporation Law.  Section 145 of the Delaware General Corporation Law grants a corporation the power to indemnify its officers and directors, under certain circumstances and subject to certain conditions and limitations as stated therein, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by them as a result of threatened, pending or completed actions, suits or proceedings brought against them by reason of the fact that they are or were an officer or director of the corporation or served at the request of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Certificate of Incorporation.  Article Ninth of the Restated Certificate of Incorporation of Alliant Techsystems Inc. provides, except in certain circumstances, that a director of Alliant Techsystems Inc. shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director and that neither the amendment nor repeal of these provisions shall apply to or have an effect on the liability of a director that occurred prior to such amendment or repeal.

Bylaws.  Article VIII of Alliant Techsystems Inc.’s Bylaws provides, among other things, that Alliant Techsystems Inc. shall, under certain circumstances and subject to certain conditions and limitations stated therein, indemnify any current or former director, officer, employee or agent thereof for expenses, including attorneys’ fees, judgments, fines, excise taxes assessed with respect to an employee benefit plan and settlements, actually and reasonably incurred by such person for any action, suit or proceeding to which such person is made a party by reason of such person’s position with Alliant Techsystems Inc. or that such person is or was serving at the request of Alliant Techsystems Inc. as a director, officer, employee or agent of another enterprise if, in connection with such action, suit or proceeding, such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Alliant Techsystems Inc. and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.  Such rights of indemnification are not deemed exclusive of any other right available to any of the foregoing indemnitees under any bylaw, agreement, contract, stockholder vote, disinterested director vote or court order.  Alliant Techsystems Inc. may also purchase and maintain directors’ and officers’ liability insurance and corporate reimbursement policies insuring directors and officers against losses arising from claims made arising out of the performance of their duties.  In addition, Alliant Techsystems Inc. has entered into indemnification agreements with each of its directors and officers that, among other things, require it to indemnify them to the fullest extent permitted by law.

Alliant Techsystems Operations LLC

Delaware Limited Liability Company Act.  Section 18-108 of the Delaware Limited Liability Company Act grants a limited liability company, subject to the standards and restrictions set forth in its limited liability company agreement, the power to indemnify its members or managers or other persons from and against any and all claims and demands whatsoever.

Limited Liability Company Agreement.  Article VIII of Alliant Techsystems Operations LLC’s Limited Liability Company Agreement provides that Alliant Techsystems Operations LLC shall, under certain circumstances and subject to certain conditions and limitations stated therein, indemnify its current or former managers and certain named officers for all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and settlement amounts incurred by such person in connection with any proceeding arising out or in connection with the business or the operation of Alliant Techsystems Operations LLC and by reason of such person’s status as a manager or named officer if (i) such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of Alliant Techsystems Operations LLC and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful, (ii) such person’s conduct did not constitute intentional misconduct or a material breach of the terms of the Limited Liability Company Agreement and (iii) such person’s conduct did not involve a transaction from which such person derived an improper personal benefit.  Such right to indemnification is not exclusive of any other right available to any of the foregoing indemnitees under any agreement, pursuant to any vote of the managers, as a matter of law or otherwise.  Alliant Techsystems Operations LLC may purchase and maintain insurance for the benefit of such indemnitees for the purpose of such indemnification.

ATK Commercial Ammunition Company Inc.

Delaware General Corporation Law.  See the discussion of applicable provisions of the Delaware General Corporation Law above under “—Alliant Techsystems Inc.”

Certificate of Incorporation.  Article 6 of the Certificate of Incorporation of ATK Commercial Ammunition Company Inc. eliminates the personal liability of the corporation’s directors to the fullest extent permitted by law and provides that the corporation is authorized to indemnify and advance expenses to its officers and directors to the fullest extent permitted by law and that neither the amendment, modification or repeal of Article 6 nor the adoption of any inconsistent provision in its Certificate of Incorporation shall adversely affect the right or protection of an officer or director of the corporation regarding any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

Bylaws.  Article 6 of the Bylaws of ATK Commercial Ammunition Company Inc. provides that ATK Commercial Ammunition Company Inc. shall, to the fullest extent permitted by law, indemnify its former and current officers and directors made a party to or threatened to be made party to any proceeding by reason that such person is or was an officer or director of ATK Commercial Ammunition Company Inc. or is or was serving at the request of ATK Commercial Ammunition Company Inc. as a director, officer, trustee, plan administrator or plan fiduciary for another enterprise against all expenses, including attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred in connection with such proceeding.  The board of directors of ATK Commercial Ammunition Company, Inc. may authorize the purchase and maintenance of insurance and the execution of individual agreements for the purpose of such indemnification.  This right to indemnification is not exclusive of any other indemnification right to which any of the foregoing indemnitees is entitled under an agreement, a stockholder vote, a disinterested director vote, an insurance policy or otherwise.

ATK Commercial Ammunition Holdings Company Inc.

Delaware General Corporation Law.  See the discussion of applicable provisions of the Delaware General Corporation Law above under “—Alliant Techsystems Inc.”

Bylaws.  Article 6 of the Bylaws of ATK Commercial Ammunition Holdings Company Inc. provides that ATK Commercial Ammunition Holdings Company Inc. shall, to the fullest extent permitted by law, indemnify its former and current officers and directors made a party to or threatened to be made party to any proceeding by reason that such person is or was an officer or director of ATK Commercial Ammunition Holdings Company Inc. or is or was serving at the request of ATK Commercial Ammunition Holdings Company Inc. as a director, officer, trustee, plan administrator or plan fiduciary for another enterprise against all expenses, including attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred in connection with such proceeding.  The board of directors of ATK Commercial Ammunition Holdings Company Inc. may authorize the purchase and maintenance of insurance and the execution of individual agreements for the purpose of such indemnification.  This right to indemnification is not exclusive of any other indemnification right to which any of the foregoing indemnitees is entitled under an agreement, a stockholder vote, a disinterested director vote, an insurance policy or otherwise.

ATK Launch Systems Inc.

Delaware General Corporation Law.  See the discussion of applicable provisions of the Delaware General Corporation Law above under “—Alliant Techsystems Inc.”

Certificate of Incorporation.  Article 5 of the Certificate of Incorporation of ATK Launch Systems Inc. provides, except in certain circumstances and subject to certain conditions and limitations stated therein, that a director of the company shall not be personally liable to the company or the stockholders for monetary damages for breach of fiduciary duty as a director and that current and former officers and directors who were, are or are threatened to be made a party to any action by reason that such person is or was an officer or director of the company or is or was serving at the request of the company as a director, officer, employee or agent of another enterprise shall be indemnified to the fullest extent permitted under the Delaware General Corporation Law.  The Certificate of Incorporation of ATK Launch Systems Inc. also provides that the right to indemnification granted therein is not exclusive of any other right granted by statute, another provision of its Certificate of Incorporation or Bylaws or any agreement, stockholder vote, disinterested director vote or otherwise.  The company may maintain insurance to protect itself and any director, officer, employee or agent against any liability or loss whether or not the company would have the power to indemnify such person under the Delaware General Corporation Law.

Bylaws.  The Bylaws of ATK Launch Systems Inc. provide that the company shall indemnify its officers and directors under such circumstances and to the extent permitted by the Delaware General Corporation Law as then enacted or thereafter amended.  The company’s board of directors may authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of such indemnification.

ATK Space Systems Inc.

Delaware General Corporation Law.  See the discussion of applicable provisions of the Delaware General Corporation Law above under “—Alliant Techsystems Inc.”

Certificate of Incorporation.  Article Seventh of the Certificate of Incorporation of ATK Space Systems Inc. provides, except in certain circumstances, that a director of ATK Space Systems Inc. shall not be personally liable to the company or the stockholders for monetary damages for breach of fiduciary duty as a director and that neither the repeal nor modification of such Article Seventh shall adversely affect any right or protection of a director of the company existing at the time of such repeal or modification.  The Certificate of Incorporation of ATK Space Systems Inc. further provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the director of the company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Article Eighth of the Certificate of Incorporation of ATK Space Systems Inc. provides that the company shall indemnify any person who is or was an officer or director of the company or is or was serving at the request of the company as a director or officer of another enterprise in accordance with and to the extent permitted by the Delaware General Corporation Law.

Bylaws.  Article VIII of the Bylaws of ATK Space Systems Inc. provides that ATK Space Systems Inc. shall indemnify its officers and directors under such circumstances and to the extent permitted by the Minnesota Business Corporation Act as then enacted or thereafter amended.  ATK Space Systems Inc.’s board of directors may authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of such indemnification.  Unless otherwise approved by the board of directors, ATK Space Systems Inc. shall not indemnify any of its employees who are not otherwise entitled to indemnification pursuant to the Bylaws.

Caliber Company

Delaware General Corporation Law.  See the discussion of applicable provisions of the Delaware General Corporation Law above under “—Alliant Techsystems Inc.”

Certificate of Incorporation.  Article Tenth of the Certificate of Incorporation of Caliber Company provides, except to the extent exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined, that a director of Caliber Company shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director and that neither the amendment nor repeal of such Article Tenth shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Article Eleventh of the Certificate of Incorporation of Caliber Company provides that the corporation shall, to the maximum extent permitted from time to time by Section 145 of the Delaware General Corporation Law and subject to certain conditions and limitations stated in its Certificate of Incorporation, indemnify any person who is or was a party to or is threatened to be made a party to any proceeding by reason of the fact that such person is or was or has agreed to be a director or officer of the corporation or while a director or officer is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise against expenses (including attorney’s fees and expenses), judgments, fines, penalties and settlement amounts incurred (and not otherwise recovered) in connection with such proceeding.  Such right to indemnification is not exclusive of any other right arising under any bylaw, agreement, vote of directors or stockholders or otherwise.  Neither the repeal nor modification of such Article Eleventh shall adversely affect any right or protection of a director or officer of the corporation with respect to any acts or omissions occurring prior to such repeal or modification.  The corporation may purchase and maintain insurance on behalf of the foregoing indemnitees for the purpose of such indemnification, whether or not the corporation would have the power to indemnify such indemnitees against any liability under the Delaware General Corporation Law.

Bylaws.  The Bylaws of Caliber Company provides for indemnification of its directors and officers in a manner consistent with the corresponding terms in the corporation’s Certificate of Incorporation.

Eagle Industries Unlimited, Inc.

Neither the Articles of Incorporation nor the Bylaws of Eagle Industries Unlimited, Inc. specifically provide for indemnification of directors and officers for their actions on behalf of the company.

Eagle Mayaguez, LLC

Neither the Certificate of Formation nor the Operating Agreement of Eagle Mayaguez, LLC specifically provides for indemnification of directors and officers for their actions on behalf of the company.

Eagle New Bedford, Inc.

Missouri General and Business Corporations.  Section 351.355 of the General and Business Corporation Law of Missouri grants a corporation the power to indemnify its officers and directors, under certain circumstances and subject to certain conditions and limitations as stated therein, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any threatened, pending or completed actions, suits or proceedings brought against them by reason of the fact that they were a director or officer of the corporation or served at the request of the corporation as a director or officer of another corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Articles of Incorporation.  Article IX of the Articles of Incorporation of Eagle New Bedford, Inc. provides that Eagle New Bedford, Inc. shall, under certain circumstances and to the extent permitted therein, indemnify any of its directors or officers who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, including without limitation any action by or in the right of Eagle New Bedford, Inc.  The right to indemnification conferred by this provision shall be a contract right and shall include the right to be paid by the company expenses incurred in defending any actual or threatened civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.  Article IX further provides that Eagle New Bedford, Inc. may purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not Eagle New Bedford, Inc. would have the power to indemnify him against such liability under the provisions of Article IX.

Federal Cartridge Company

Minnesota Business Corporation Act.  Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person, under certain circumstances and subject to certain conditions and limitations as stated therein and set forth in the articles of incorporation or bylaws of such corporation, against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses (including attorneys’ fees and disbursements incurred by such person in connection with the proceeding) if, with respect to the acts or omissions of such person complained of in the proceeding, such person:

•	has not been indemnified therefor by another organization or employee benefit plan,

•	acted in good faith,

•
received no improper personal benefit and, in the case of a conflict of interest, any requirements relating to directors’ conflicts of interest as set forth under the Minnesota Statutes Section 302A.255, as applicable, have been satisfied,

•	in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and

•	reasonably believed that the conduct was in the best interests of the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation.

Bylaws.  Federal Cartridge Company’s Bylaws provide that the company shall indemnify its officers and directors under such circumstances and to the extent permitted by the Minnesota Business Corporation Act as then enacted or thereafter amended.  The company’s board of directors may authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of such indemnification.  Unless otherwise approved by the board of directors, the company shall not indemnify any of its employees who are not otherwise entitled to indemnification pursuant to the Bylaws.

Savage Arms, Inc.

Delaware General Corporation Law.  See the discussion of applicable provisions of the Delaware General Corporation Law above under “—Alliant Techsystems Inc.”

Certificate of Incorporation.  Article 9 of the Certificate of Incorporation of Savage Arms, Inc. provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of Savage Arms, Inc. shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director and that neither the repeal nor modification of such Article 9 shall adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

Bylaws.  Article V of the Bylaws of Savage Arms, Inc. provides that Savage Arms, Inc. shall, under certain circumstances and subject to certain conditions and limitations stated therein, indemnify to the fullest extent permitted by the Delaware General Corporation Law any person who was or is made a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another enterprise against all expense, liability and loss (including attorney’s fees actually and reasonably incurred by such person in connection with such proceeding).  Such right to indemnification is not exclusive of any other right arising under any statute, provision of the Certificate of Incorporation of Savage Arms, Inc., bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  The corporation may purchase and maintain insurance on behalf of the foregoing indemnitees for the purpose of such indemnification, whether or not the corporation would have the power or the obligation to indemnify such indemnitees against any liability under the provisions of Article V.

Savage Range Systems, Inc.

Delaware General Corporation Law.  See the discussion of applicable provisions of the Delaware General Corporation Law above under “—Alliant Techsystems Inc.”

Certificate of Incorporation.  Article 9 of the Certificate of Incorporation of Savage Range Systems, Inc. provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of Savage Range Systems, Inc. shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director and that neither the repeal nor modification of such Article 9 shall adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

Bylaws.  Article V of the Bylaws of Savage Range Systems, Inc. provides that Savage Range Systems, Inc. shall, under certain circumstances and subject to certain conditions and limitations stated therein, indemnify to the fullest extent permitted by the Delaware General Corporation Law any person who was or is made a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another enterprise against all expense, liability and loss (including attorney’s fees actually and reasonably incurred by such person in connection with such proceeding).  Such right to indemnification is not exclusive of any other right arising under any statute, provision of the Certificate of Incorporation of Savage Range Systems, Inc., bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  The corporation may purchase and maintain insurance on behalf of the foregoing indemnitees for the purpose of such indemnification, whether or not the corporation would have the power or the obligation to indemnify such indemnitees against any liability under the provisions of Article V.

Savage Sports Corporation

Delaware General Corporation Law.  See the discussion of applicable provisions of the Delaware General Corporation Law above under “—Alliant Techsystems Inc.”

Certificate of Incorporation.  Article Seventh of the Certificate of Incorporation of Savage Sports Corporation provides, under certain circumstances and subject to certain conditions and limitations stated therein, that Savage Sports Corporation shall, to the maximum extent permitted by the Delaware General Corporation Law, indemnify any person who is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was or has agreed to be a director or officer of the corporation or while a director or officer is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise against expenses (including attorneys’ fees and expenses), judgments, fines, penalties and settlement amounts incurred in connection with such proceeding.  Such right to indemnification is not exclusive of any other right arising under any bylaw, agreement, vote of directors or stockholders or otherwise.  Neither the amendment nor repeal of such Article Seventh shall apply to or have any effect on the indemnification of any officer or director for any acts or omissions of such officers and directors occurring prior to such amendment or repeal.

Bylaws.  The Bylaws of Savage Sports Corporation provides for indemnification of its directors and officers in a manner consistent with the corresponding terms in the corporation’s Certificate of Incorporation.  The corporation may purchase and maintain insurance on behalf of the foregoing indemnitees for the purpose of such indemnification, whether or not the corporation would have the power or the obligation to indemnify such indemnitees against any liability under the provisions of its Bylaws.

Savage Sports Holdings, Inc.

Delaware General Corporation Law.  See the discussion of applicable provisions of the Delaware General Corporation Law above under “—Alliant Techsystems Inc.”

Certificate of Incorporation.  Article Ninth of the Certificate of Incorporation of Savage Sports Holdings, Inc. provides that a director of Savage Sports Holdings, Inc. shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exculpation is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.  Neither the amendment nor repeal of such Article Ninth shall apply to or have any effect on the liability or alleged liability of any director for any acts or omissions of such director occurring prior to such amendment or repeal.

Article Tenth of the Certificate of Incorporation of Savage Sports Holdings, Inc. provides, under certain circumstances and subject to certain conditions and limitations stated therein, that Savage Sports Holdings, Inc. shall, to the maximum extent permitted under the Delaware General Corporation Law, indemnify any person who is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was or has agreed to be a director or officer of the corporation or while a director or officer is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise against expenses (including attorneys’ fees and expenses), judgments, fines, penalties and settlement amounts incurred in connection with such proceeding.  Such right to indemnification is not exclusive of any other right arising under any bylaw, agreement, vote of directors or stockholders or otherwise.  Neither the amendment nor repeal of such Article Tenth shall apply to or have any effect on the indemnification of any officer or director for any acts or omissions of such officers and directors occurring prior to such amendment or repeal.

Bylaws.  The Bylaws of Savage Sports Holdings, Inc. provides for indemnification of its directors and officers in a manner consistent with the corresponding terms in the corporation’s Certificate of Incorporation.  The corporation may purchase and maintain insurance on behalf of the foregoing indemnitees for the purpose of such indemnification, whether or not the corporation would have the power or the obligation to indemnify such indemnitees against any liability under the provisions of its Bylaws.

Item 16.  Exhibits and Financial Statement Schedules.

A list of exhibits filed with the registration statement on Form S-3 is set forth in the Exhibit Index, and such exhibits are incorporated into this Item 16 by reference.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be this initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) under the Securities Act for the purpose of providing the information required by  Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B under the Securities Act, for liability purposes of the Registrant and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file, if applicable, an application for the purpose of determining the eligibility of any trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Alliant Techsystems Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on September 10, 2013.

ALLIANT TECHSYSTEMS INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each of the undersigned directors and officers of Alliant Techsystems Inc., a Delaware corporation, whose signature appears below constitutes and appoints Mark W. DeYoung, Neal S. Cohen and Scott D. Chaplin, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in the his or her name and on his or her behalf, in any and all capacities, to sign and affix his or her name as such director or officer to this registration statement, including the power and authority to sign any and all amendments or any and all post-effective amendments to this registration statement, or registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to this registration statement or the securities covered hereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the registrant to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2013.

Signature	Title	Date

/s/ Mark W. DeYoung	President and Chief Executive Officer	September 10, 2013
Mark W. DeYoung	(Principal Executive Officer)

/s/ Neal S. Cohen	Executive Vice President and Chief Financial Officer	September 10, 2013
Neal S. Cohen	(Principal Financial and Accounting Officer)

/s/ Roxanne J. Decyk	Director	September 10, 2013
Roxanne J. Decyk

/s/ Martin C. Faga	Director	September 10, 2013
Martin C. Faga

Signature	Title	Date

/s/ Ronald R. Fogleman	Chairman of the Board, Director	September 10, 2013
Ronald R. Fogleman

/s/ April H. Foley	Director	September 10, 2013
April H. Foley

/s/ Tig H. Krekel	Director	September 10, 2013
Tig H. Krekel

/s/ Douglas L. Maine	Director	September 10, 2013
Douglas L. Maine

/s/ Roman Martinez IV	Director	September 10, 2013
Roman Martinez IV

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on September 10, 2013.

ALLIANT TECHSYSTEMS OPERATIONS LLC

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Chairman, Vice President and Secretary

POWER OF ATTORNEY

Each of the undersigned member and officers of Alliant Techsystems Operations LLC, a Delaware limited liability company, whose signature appears below constitutes and appoints Neal S. Cohen and Scott D. Chaplin, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in the his or her name and on his or her behalf, in any and all capacities, to sign and affix his or her name as such director or officer to this registration statement, including the power and authority to sign any and all amendments or any and all post-effective amendments to this registration statement, or registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to this registration statement or the securities covered hereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the registrant to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2013.

Signature	Title	Date

/s/ Neal S. Cohen	President and Chief Financial Officer	September 10, 2013
Neal S. Cohen	(Principal Executive Officer)

/s/ Thomas G. Sexton	Vice President and Treasurer	September 10, 2013
Thomas G. Sexton	(Principal Financial and Accounting Officer)

/s/ Scott D. Chaplin	Manager	September 10, 2013
Scott D. Chaplin

/s/ Neal S. Cohen	Manager	September 10, 2013
Neal S. Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on September 10, 2013.

ATK COMMERCIAL AMMUNITION COMPANY INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Chairman, Vice President and Secretary

POWER OF ATTORNEY

Each of the undersigned directors and officers of ATK Commercial Ammunition Company Inc., a Delaware corporation, whose signature appears below constitutes and appoints Neal S. Cohen and Scott D. Chaplin, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in the his or her name and on his or her behalf, in any and all capacities, to sign and affix his or her name as such director or officer to this registration statement, including the power and authority to sign any and all amendments or any and all post-effective amendments to this registration statement, or registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to this registration statement or the securities covered hereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the registrant to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2013.

Signature	Title	Date

/s/ Jay Tibbets	Chief Executive Officer and President	September 10, 2013
Jay Tibbets	(Principal Executive Officer)

/s/ Neal S. Cohen	Chief Financial Officer	September 10, 2013
Neal S. Cohen	(Principal Financial and Accounting Officer)

/s/ Scott D. Chaplin	Director	September 10, 2013
Scott D. Chaplin

/s/ Neal S. Cohen	Director	September 10, 2013
Neal S. Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on September 10, 2013.

ATK COMMERCIAL AMMUNITION HOLDINGS COMPANY INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Chairman, Vice President and Secretary

POWER OF ATTORNEY

Each of the undersigned directors and officers of ATK Commercial Ammunition Holdings Company Inc., a Delaware corporation, whose signature appears below constitutes and Neal S. Cohen and Scott D. Chaplin, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in the his or her name and on his or her behalf, in any and all capacities, to sign and affix his or her name as such director or officer to this registration statement, including the power and authority to sign any and all amendments or any and all post-effective amendments to this registration statement, or registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to this registration statement or the securities covered hereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the registrant to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2013.

Signature	Title	Date

/s/ Jay Tibbets	Chief Executive Officer and President	September 10, 2013
Jay Tibbets	(Principal Executive Officer)

/s/ Neal S. Cohen	Chief Financial Officer	September 10, 2013
Neal S. Cohen	(Principal Financial and Accounting Officer)

/s/ Scott D. Chaplin	Director	September 10, 2013
Scott D. Chaplin

/s/ Neal S. Cohen	Director	September 10, 2013
Neal S. Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on September 10, 2013.

ATK LAUNCH SYSTEMS INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Chairman, Vice President and Secretary

POWER OF ATTORNEY

Each of the undersigned directors and officers of ATK Launch System Inc., a Delaware corporation, whose signature appears below constitutes and appoints Neal S. Cohen and Scott D. Chaplin, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in the his or her name and on his or her behalf, in any and all capacities, to sign and affix his or her name as such director or officer to this registration statement, including the power and authority to sign any and all amendments or any and all post-effective amendments to this registration statement, or registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to this registration statement or the securities covered hereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the registrant to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2013.

Signature	Title	Date

/s/ Blake E. Larson	Chief Executive Officer and President	September 10, 2013
Blake E. Larson	(Principal Executive Officer)

/s/ Neal S. Cohen	Chief Financial Officer	September 10, 2013
Neal S. Cohen	(Principal Financial and Accounting Officer)

/s/ Scott D. Chaplin	Director	September 10, 2013
Scott D. Chaplin

/s/ Neal S. Cohen	Director	September 10, 2013
Neal S. Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on September 10, 2013.

ATK SPACE SYSTEMS INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Chairman, Vice President and Secretary

POWER OF ATTORNEY

Each of the undersigned directors and officers of ATK Space System Inc., a Delaware corporation, whose signature appears below constitutes and appoints Neal S. Cohen and Scott D. Chaplin, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in the his or her name and on his or her behalf, in any and all capacities, to sign and affix his or her name as such director or officer to this registration statement, including the power and authority to sign any and all amendments or any and all post-effective amendments to this registration statement, or registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to this registration statement or the securities covered hereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the registrant to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2013.

Signature	Title	Date

/s/ Blake E. Larson	Chief Executive Officer and President	September 10, 2013
Blake E. Larson	(Principal Executive Officer)

/s/ Neal S. Cohen	Chief Financial Officer	September 10, 2013
Neal S. Cohen	(Principal Financial and Accounting Officer)

/s/ Scott D. Chaplin	Director	September 10, 2013
Scott D. Chaplin

/s/ Neal S. Cohen	Director	September 10, 2013
Neal S. Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on September 10, 2013.

CALIBER COMPANY

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Chairman, Vice President and Secretary

POWER OF ATTORNEY

Each of the undersigned directors and officers of Caliber Company, a Delaware corporation, whose signature appears below constitutes and appoints Neal S. Cohen and Scott D. Chaplin, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in the his or her name and on his or her behalf, in any and all capacities, to sign and affix his or her name as such director or officer to this registration statement, including the power and authority to sign any and all amendments or any and all post-effective amendments to this registration statement, or registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to this registration statement or the securities covered hereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the registrant to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2013.

Signature	Title	Date

/s/ Jay Tibbets	Chief Executive Officer and President	September 10, 2013
Jay Tibbets	(Principal Executive Officer)

/s/ Neal S. Cohen	Chief Financial Officer	September 10, 2013
Neal S. Cohen	(Principal Financial and Accounting Officer)

/s/ Scott D. Chaplin	Director	September 10, 2013
Scott D. Chaplin

/s/ Neal S. Cohen	Director	September 10, 2013
Neal S. Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on September 10, 2013.

EAGLE INDUSTRIES UNLIMITED, INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Vice President and Secretary

POWER OF ATTORNEY

Each of the undersigned directors and officers of Eagle Industries Unlimited, Inc., a Missouri corporation, whose signature appears below constitutes and appoints Neal S. Cohen and Scott D. Chaplin, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in the his or her name and on his or her behalf, in any and all capacities, to sign and affix his or her name as such director or officer to this registration statement, including the power and authority to sign any and all amendments or any and all post-effective amendments to this registration statement, or registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to this registration statement or the securities covered hereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the registrant to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2013.

Signature	Title	Date

/s/ Jay Tibbets	Chief Executive Officer and President	September 10, 2013
Jay Tibbets	(Principal Executive Officer)

/s/ Neal S. Cohen	Chief Financial Officer	September 10, 2013
Neal S. Cohen	(Principal Financial and Accounting Officer)

/s/ Scott D. Chaplin	Director	September 10, 2013
Scott D. Chaplin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on September 10, 2013.

EAGLE MAYAGUEZ, LLC

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Chairman, Vice President and Secretary

POWER OF ATTORNEY

Each of the undersigned member and officers of Eagle Mayaguez, LLC, a Missouri limited liability company, whose signature appears below constitutes and appoints Neal S. Cohen and Scott D. Chaplin, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in the his or her name and on his or her behalf, in any and all capacities, to sign and affix his or her name as such director or officer to this registration statement, including the power and authority to sign any and all amendments or any and all post-effective amendments to this registration statement, or registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to this registration statement or the securities covered hereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the registrant to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2013.

Signature	Title	Date

/s/ Jay Tibbets	Chief Executive Officer and President	September 10, 2013
Jay Tibbets	(Principal Executive Officer)

/s/ Neal S. Cohen	Chief Financial Officer	September 10, 2013
Neal S. Cohen	(Principal Financial and Accounting Officer)

/s/ Scott D. Chaplin	Manager	September 10, 2013
Scott D. Chaplin

/s/ Neal S. Cohen	Manager	September 10, 2013
Neal S. Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on September 10, 2013.

EAGLE NEW BEDFORD, INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Chairman, Vice President and Secretary

POWER OF ATTORNEY

Each of the undersigned directors and officers of Eagle New Bedford, Inc., a Missouri corporation, whose signature appears below constitutes and appoints Neal S. Cohen and Scott D. Chaplin, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in the his or her name and on his or her behalf, in any and all capacities, to sign and affix his or her name as such director or officer to this registration statement, including the power and authority to sign any and all amendments or any and all post-effective amendments to this registration statement, or registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to this registration statement or the securities covered hereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the registrant to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2013.

Signature	Title	Date

/s/ Jay Tibbets	Chief Executive Officer and President	September 10, 2013
Jay Tibbets	(Principal Executive Officer)

/s/ Neal S. Cohen	Chief Financial Officer	September 10, 2013
Neal S. Cohen	(Principal Financial and Accounting Officer)

/s/ Scott D. Chaplin	Director	September 10, 2013
Scott D. Chaplin

/s/ Neal S. Cohen	Director	September 10, 2013
Neal S. Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on September 10, 2013.

FEDERAL CARTRIDGE COMPANY

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Chairman, Vice President and Secretary

POWER OF ATTORNEY

Each of the undersigned directors and officers of Federal Cartridge Company, a Minnesota corporation, whose signature appears below constitutes and appoints Neal S. Cohen and Scott D. Chaplin, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in the his or her name and on his or her behalf, in any and all capacities, to sign and affix his or her name as such director or officer to this registration statement, including the power and authority to sign any and all amendments or any and all post-effective amendments to this registration statement, or registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to this registration statement or the securities covered hereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the registrant to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2013.

Signature	Title	Date

/s/ Jay Tibbets	Chief Executive Officer and President	September 10, 2013
Jay Tibbets	(Principal Executive Officer)

/s/ Neal S. Cohen	Chief Financial Officer	September 10, 2013
Neal S. Cohen	(Principal Financial and Accounting Officer)

/s/ Scott D. Chaplin	Director	September 10, 2013
Scott D. Chaplin

/s/ Neal S. Cohen	Director	September 10, 2013
Neal S. Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on September 10, 2013.

SAVAGE ARMS, INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Chairman, Vice President and Secretary

POWER OF ATTORNEY

Each of the undersigned directors and officers of Savage Arms, Inc., a Delaware corporation, whose signature appears below constitutes and appoints Neal S. Cohen and Scott D. Chaplin, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in the his or her name and on his or her behalf, in any and all capacities, to sign and affix his or her name as such director or officer to this registration statement, including the power and authority to sign any and all amendments or any and all post-effective amendments to this registration statement, or registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to this registration statement or the securities covered hereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the registrant to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2013.

Signature	Title	Date

/s/ Jay Tibbets	Chief Executive Officer and President	September 10, 2013
Jay Tibbets	(Principal Executive Officer)

/s/ Neal S. Cohen	Chief Financial Officer	September 10, 2013
Neal S. Cohen	(Principal Financial and Accounting Officer)

/s/ Scott D. Chaplin	Director	September 10, 2013
Scott D. Chaplin

/s/ Neal S. Cohen	Director	September 10, 2013
Neal S. Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on September 10, 2013.

SAVAGE RANGE SYSTEMS, INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Chairman, Vice President and Secretary

POWER OF ATTORNEY

Each of the undersigned directors and officers of Savage Range Systems, Inc., a Delaware corporation, whose signature appears below constitutes and appoints Neal S. Cohen and Scott D. Chaplin, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in the his or her name and on his or her behalf, in any and all capacities, to sign and affix his or her name as such director or officer to this registration statement, including the power and authority to sign any and all amendments or any and all post-effective amendments to this registration statement, or registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to this registration statement or the securities covered hereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the registrant to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2013.

Signature	Title	Date

/s/ Jay Tibbets	Chief Executive Officer and President	September 10, 2013
Jay Tibbets	(Principal Executive Officer)

/s/ Neal S. Cohen	Chief Financial Officer	September 10, 2013
Neal S. Cohen	(Principal Financial and Accounting Officer)

/s/ Scott D. Chaplin	Director	September 10, 2013
Scott D. Chaplin

/s/ Neal S. Cohen	Director	September 10, 2013
Neal S. Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on September 10, 2013.

SAVAGE SPORTS CORPORATION

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Chairman, Vice President and Secretary

POWER OF ATTORNEY

Each of the undersigned directors and officers of Savage Sports Corporation, a Delaware corporation, whose signature appears below constitutes and appoints Neal S. Cohen and Scott D. Chaplin, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in the his or her name and on his or her behalf, in any and all capacities, to sign and affix his or her name as such director or officer to this registration statement, including the power and authority to sign any and all amendments or any and all post-effective amendments to this registration statement, or registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to this registration statement or the securities covered hereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the registrant to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2013.

Signature	Title	Date

/s/ Jay Tibbets	Chief Executive Officer and President	September 10, 2013
Jay Tibbets	(Principal Executive Officer)

/s/ Neal S. Cohen	Chief Financial Officer	September 10, 2013
Neal S. Cohen	(Principal Financial and Accounting Officer)

/s/ Scott D. Chaplin	Director	September 10, 2013
Scott D. Chaplin

/s/ Neal S. Cohen	Director	September 10, 2013
Neal S. Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on September 10, 2013.

SAVAGE SPORTS HOLDINGS, INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Chairman, Vice President and Secretary

POWER OF ATTORNEY

Each of the undersigned directors and officers of Savage Sports Holdings, Inc., a Delaware corporation, whose signature appears below constitutes and appoints Neal S. Cohen and Scott D. Chaplin, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in the his or her name and on his or her behalf, in any and all capacities, to sign and affix his or her name as such director or officer to this registration statement, including the power and authority to sign any and all amendments or any and all post-effective amendments to this registration statement, or registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to this registration statement or the securities covered hereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the registrant to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 10, 2013.

Signature	Title	Date

/s/ Jay Tibbets	Chief Executive Officer and President	September 10, 2013
Jay Tibbets	(Principal Executive Officer)

/s/ Neal S. Cohen	Chief Financial Officer	September 10, 2013
Neal S. Cohen	(Principal Financial and Accounting Officer)

/s/ Scott D. Chaplin	Director	September 10, 2013
Scott D. Chaplin

/s/ Neal S. Cohen	Director	September 10, 2013
Neal S. Cohen

Exhibit Index

Exhibit No.	Description of Exhibit
1.1	Form of underwriting agreement.*
4.1	Form of senior debt indenture.
4.2	Subordinated Indenture, dated as of March 15, 2006, between the Registrant and The Bank of New York Trust Company, N.A., as trustee.
4.3

Restated Certificate of Incorporation of the Registrant, effective July 20, 1990, including Certificate of Correction effective September 21, 1990 (incorporated by reference from Exhibit 3(i).1 to Form 10-Q for the quarter ended September 28, 2008).

4.4	Certificate of Amendment of Restated Certificate of Incorporation, effective August 8, 2001 (incorporated by reference from Exhibit 3(i).3 to Form 10-Q for the quarter ended September 28, 2008).
4.5	Certificate of Amendment of Restated Certificate of Incorporation, effective August 7, 2002 (incorporated by reference from Exhibit 3(i).4 to Form 10-Q for the quarter ended September 28, 2008).
4.6	Certificate of Amendment of Restated Certificate of Incorporation, effective August 5, 2008 (incorporated by reference from Exhibit 3(i).5 to Form 10-Q for the quarter ended September 28, 2008).
4.7	Bylaws of the Registrant, as Amended and Restated Effective August 1, 2006 (incorporated by reference from Exhibit 3.1 to Form 8-K dated August 1, 2006).
4.8	Form of Certificate for common stock, par value $0.01 per share (incorporated by reference from Exhibit 4.1 to the Form 10-K for the year ended March 31, 2005).
4.9	Form of certificate of offered preferred stock.*
4.10	Form of certificate of designations for offered preferred stock.*
4.11	Form of depositary agreement.*
4.12	Form of depositary receipt.*
5.1	Opinion of Cravath, Swaine & Moore LLP.
5.2	Opinion of Doris K. Tuura, Esq.
5.3	Opinion of Lathrop & Gage LLP.
12.1	Computation of ratio of earnings to fixed charges.
23.1	Consent of Cravath, Swaine & Moore LLP (included as part of its form of opinion filed as Exhibit 5.1 hereto).
23.2	Consent of Doris K. Tuura, Esq. (included as part of its form of opinion filed as Exhibit 5.2 hereto).

Exhibit No.	Description of Exhibit
23.3	Consent of Lathrop & Gage LLP (included as part of its form of opinion filed as Exhibit 5.3 hereto).
23.4	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.
24.1	Powers of Attorney (included on the signature pages to this registration statement).
25.1

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 (as to Subordinated Indenture, dated as of March 15, 2006, between the Registrant and The Bank of New York Trust Company, N.A., as trustee).

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 (as to senior indenture).**

*           To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.
**           To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.